Exhibit 5.3

CONSENT OF EXPERT

I, Renato Petter, P. Eng., Director of Technical Services of Yamana Gold Inc., hereby consent to the inclusion and incorporation by reference in this registration statement on Form F-10 of Yamana Gold Inc., including any amendments thereto and any documents incorporated by reference therein (the “Registration Statement”) of references to and information derived from the mineral reserve estimates for the Ernesto/Pau-a-Pique Project as at December 31, 2010 and the report entitled “Chapada Mine and Suruca Project, Goias State, Brazil Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators” dated March 7, 2011 and the report entitled “Technical Report for Gualcamayo Project, San Juan, Argentina, Report for NI 43-101 pursuant to National Instrument 43-101 of the Canadian Securities Administrators” dated March 25, 2011 (collectively, the “Incorporated Information”).

I do also hereby consent to the reference to my name and to my involvement in the preparation of the Incorporated Information in this Registration Statement.

YAMANA GOLD INC.

By:	/s/ Renato Petter, P. Eng.
Name:	Renato Petter, P. Eng.
Title:	Technical Services Director

Date: April 25, 2011